UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2020 (August 15, 2020)

NATIONAL HEALTHCARE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-13489 (Commission File Number)	52-2057472 (I.R.S. Employer Identification No.)
100 Vine Street Murfreesboro, Tennessee (Address of Principal Executive Offices)		37130 (Zip Code)

Registrant’s telephone number, including area code: (615) 890-2020

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.1 par value	NHC	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

ITEM 7.01     REGULATION FD DISCLOSURE.

The Secretary of the Company received a written notice dated November 26, 2019 from the Comptroller of the State of New York, Thomas P. DiNapoli, trustee of the New York Common Retirement Fund and administrative head of the New York State and Local Retirement System (the “Proponent”), as a shareholder, submitting a proposal for inclusion in the Company’s proxy materials pursuant to Rule 14a-8 under the Exchange Act to introduce a resolution at the Annual Meeting of the Shareholders of the Company. The proposed resolution included that the “Shareholders request that the Board of Directors prepare a report by September, 2020, at reasonable expense and omitting proprietary information, on if and how the Company is taking steps to enhance broader diversity” (the “Proposal”). The Proposal and supporting statement were presented verbatim in the Company’s proxy statement.

At the Company’s Annual Meeting of the Shareholders on May 7, 2020, the Proponent appeared virtually and presented the Proposal. The Proposal was approved at the Annual Meeting by shareholder vote.

The Company provides this report to the shareholders in response to the Proposal. At a meeting of the Nominating and Corporate Governance Committee (the “Committee”) on August 6, 2020, the Committee considered and then recommended to the Board of Directors (the “Board”) amendments to the Nominating and Corporate Governance Committee Charter to more directly address Board diversity, including, but not limited to, race, ethnicity, gender, and age. The Committee also considered, for the first time, Corporate Governance Guidelines for the Company. The Committee determined the adoption of guidelines would be an appropriate and responsible approach to the Proposal and to address Board diversity. The Corporate Governance Guidelines include, among other provisions, a section devoted to Board diversity. The diversity provision states that race, gender, ethnicity, and age are to be considered when evaluating Board candidates and Board composition. The Board can also consider other relevant qualifications, such as diversity of experience and thought, an understanding of the healthcare industry, public company leadership, finance, and accounting, among other relevant factors. The Committee recommended approval of the adoption of the Corporate Governance Guidelines and the amendment to Nominating and Corporate Governance Committee Charter to the Board as its response to the Proposal and report to the shareholders.

The Board of Directors, at its regularly scheduled meeting on August 6, 2020, considered the recommendations of the Committee and reviewed the Amended and Restated Nominating and Corporate Governance Committee Charter and Corporate Governance Guidelines. The Board agreed that the documents represented an effective and appropriate response to the Proposal and properly addressed Board diversity. The Board then approved both documents effective August 15, 2020 as its response to the Proposal. Both the Amended and Restated Nominating and Corporate Governance Committee Charter and Corporate Governance Guidelines are being posted on the Company website at www.nhccare.com under the “corporate governance” tab under “investor relations.”

SIGNATURES

Date:     August 19, 2020

NATIONAL HEALTHCARE CORPORATION

By: /s/Stephen F. Flatt
Name: Stephen F. Flatt
Title: CEO